Exhibit 99.1

News Release

TranSwitch Corporation Announces

Second Quarter 2013 Financial Results

SHELTON, CT – August 14, 2013 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for multimedia connectivity and processing, today announced financial results for the second quarter ended June 30, 2013.

Net revenues for the second quarter of 2013 were approximately $2.8 million, as compared to net revenues of $4.6 million for the first quarter of 2013 and $3.8 million for the second quarter of 2012. Net loss for the second quarter of 2013 was ($3.8) million, or ($0.08) per basic and diluted common share, as compared to a net loss of ($3.1) million, or ($0.08) per basic and diluted common share for the first quarter of 2013, and a net loss of ($6.0) million, or ($0.19) per basic and diluted common share for the second quarter of 2012.

The GAAP gross margin for the second quarter was 73%. This is compared to the Company's GAAP gross margin of 81% for the first quarter of 2013, and 67% for the second quarter of 2012.

Total non-GAAP operating expenses for the second quarter of 2013 were $5.2 million, as compared to $5.9 million in the first quarter of 2013 and $7.4 million in the second quarter of 2012. Non-GAAP operating expenses for the second quarter of 2013 exclude $0.1 million in amortization of purchase price intangibles, $0.4 million in stock-based compensation and $0.6 million in restructuring charges, along with a benefit of $0.4 million from the reversal of accrued royalties. Total GAAP operating expenses for the second quarter of 2013 were $5.9 million, as compared to $6.6 million in the first quarter of 2013 and $8.5 million in the second quarter of 2012.

Non-GAAP operating loss for the second quarter of 2013 was ($3.1) million, compared to a non-GAAP operating loss of ($2.2) million for the first quarter of 2013 and a non-GAAP operating loss of ($4.9) million for the second quarter of 2012. On a GAAP basis, the operating loss for the second quarter of 2013 was ($3.8) million, compared to an operating loss of ($2.9) million for the first quarter of 2013 and an operating loss of ($5.9) million for the second quarter of 2012.

Non-GAAP net loss for the second quarter of 2013 was ($3.1) million, or ($0.07) per share, compared with a non-GAAP net loss of ($2.4) million, or ($0.07) per share, for the first quarter of 2013 and a non-GAAP net loss of ($5.0) million, or ($0.16) per share, for the second quarter of 2012.

Further information about non-GAAP measures is provided below and a reconciliation of the non-GAAP measures to the comparable GAAP results is provided after the financial statements attached to this release.

“We had lower than anticipated sales in the second quarter due to the push out of some IP licensing opportunities,” stated Dr. M. Ali Khatibzadeh, President and CEO of TranSwitch Corporation. “We continue to negotiate these opportunities with prospective customers towards reaching agreements soon. As a result of lower sales in the quarter, we have taken decisive restructuring actions to further reduce our operating expenses. Starting in the current quarter, we now estimate our quarterly non-GAAP operating expenses to run in the range of $4.3-$4.8 million. On the business front, we continued to make progress in expanding our HDplay™ traction with 13 customers so far reaching design-win stage and we anticipate orders from many of them in the second half of this year. In addition to the current design wins, our new HDplay™ products with MHL and MyDP video connectivity features are getting designed in by a number of new customers, including tier-1 electronics OEMs for pico-projectors, active cables, tablets and digital TVs. Based on customer projections, we expect these opportunities to reach the design-win stage and production starting as early as the fourth quarter of 2013.”

Additional details on TranSwitch’s second quarter 2013 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 785-830-7992 and reference confirmation code: 7201860. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through August 24, 2013. To access the replay, dial 719-457-0820 and enter confirmation code: 7201860. Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation (Nasdaq:TXCC)  provides innovative integrated circuit (IC) and intellectual property (IP) solutions that deliver core functionality for video, voice, and data communications equipment for the customer premises and network infrastructure markets.  For the customer-premises market, we offer multi-standard, high-speed interconnect solutions enabling the distribution and presentation of high-definition (HD) video and data content for consumer electronics applications. We also provide a family of best-in-class communications processors.  For the network infrastructure market we provide integrated multi-core network processor System-on-a-Chip (SoC) solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia applications.   TranSwitch’s customers are leading consumer electronics and telecom equipment companies around the globe.  For more information, please visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits from the reversal of accrued royalties. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance as the Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits from the reversal of accrued royalties provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254

TranSwitch Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except for per share amounts)

	Three Months Ended			Six Months Ended
	Jun 30, 2013	Mar 31, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Net revenues:
Product revenues	$2,514	$2,098	$2,374	$4,612	$5,536
Intellectual property and service revenues	323	2,545	1,451	2,868	1,970
Total net revenues	2,837	4,643	3,825	7,480	7,506

Cost of revenues:
Cost of product revenues	438	686	866	1,124	1,985
Provision for excess and obsolete inventories	66	82	220	148	451
Cost of service revenues	271	119	175	390	336
Total cost of revenues	775	887	1,261	1,662	2,772
Gross profit	2,062	3,756	2,564	5,818	4,734

Operating expenses:
Research and development	2,994	3,781	4,678	6,775	9,014
Marketing and sales	902	975	1,317	1,877	2,959
General and administrative	1,747	1,784	1,930	3,531	4,062
Restructuring charges	665	254	1,001	919	1,001
Reversal of accrued royalties	(433)	(179)	(442)	(612)	(500)
Total operating expenses	5,875	6,615	8,484	12,490	16,536
Operating loss (Note 1)	(3,813)	(2,859)	(5,920)	(6,672)	(11,802)

Other (expense) income:
Other (expense) income	(9)	(20)	57	(29)	(44)
Change in fair value of derivative liability	246	-	-	246	-
Interest income (expense):
Interest income	9	3	17	12	40
Interest expense	(28)	(58)	(32)	(86)	(41)
Interest (expense), net	(19)	(55)	(15)	(74)	(1)
Total other income (expense), net	218	(75)	42	143	(45)

Loss before income taxes	(3,595)	(2,934)	(5,878)	(6,529)	(11,847)
Income tax expense	192	173	119	365	233
Net loss	$(3,787)	$(3,107)	$(5,997)	$(6,894)	$(12,080)

Net loss per common share – basic and diluted	$(0.08)	$(0.08)	$(0.19)	$(0.17)	$(0.39)

Weighted average common shares outstanding – basic and diluted	45,961	36,873	31,617	41,417	31,151

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$(5)	$7	$(14)	$2	$(8)
Research and development	46	153	78	199	198
Marketing and sales	45	127	39	172	150
General and administrative	346	287	283	633	578
Total	$432	$574	$386	$1,006	$918

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$838	$2,244
Accounts receivable, net	3,386	4,238
Inventories	1,073	748
Prepaid expenses and other current assets	1,406	1,409

Total current assets	6,703	8,639

Property and equipment, net	1,013	1,111
Goodwill	5,271	5,271
Other intangible assets, net	482	548
Other assets	1,950	2,028

Total assets	$15,419	$17,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank debt	$1,700	$2,432
Accounts payable, accrued expenses and other current liabilities	10,614	10,457
Current portion of restructuring liabilities	2,099	2,016

Total current liabilities	14,413	14,905

Restructuring liabilities	1,359	1,463
Derivative liability	927	-

Total liabilities	16,699	16,368

Total stockholders’ (deficit) equity	(1,280)	1,229

Total liabilities and stockholders’ (deficit) equity	$15,419	$17,597

TRANSWITCH CORPORATION

Supplemental Reconciliation of GAAP Results to Non-GAAP

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,	Jun 30,
	2013	2013	2012	2013	2012
GAAP gross profit	$2,062	$3,756	$2,564	$5,818	$4,734
Add:
Stock-based compensation	(5)	7	(14)	2	(8)
Non-GAAP gross profit	$2,057	$3,763	$2,550	$5,820	$4,726

GAAP gross margin	72.7%	80.9%	67.0%	77.8%	63.1%
Stock-based compensation	-0.2%	0.2%	-0.4%	0.0%	-0.1%
Non-GAAP gross margin	72.5%	81.0%	66.7%	77.8%	63.0%

GAAP research and development expenses	$2,994	$3,781	$4,678	$6,775	$9,014
Less:
Amortization of purchase accounting intangibles	8	7	42	15	77
Stock-based compensation	46	153	78	199	198
Non-GAAP research and development expenses	$2,940	$3,621	$4,558	$6,561	$8,739

GAAP selling, general, and administrative expenses	$2,649	$2,759	$3,247	$5,408	$7,021
Less:
Amortization of purchase accounting intangibles	25	25	36	50	79
Stock-based compensation	391	414	322	805	728
Non-GAAP selling, general, and administrative expenses	$2,233	$2,320	$2,889	$4,553	$6,214

GAAP operating expenses	$5,875	$6,615	$8,484	$12,490	$16,536
Less:
Amortization of purchase accounting intangibles	33	32	78	65	156
Stock-based compensation	437	567	400	1,004	926
Reversal of accrued royalties and other	(433)	(179)	(442)	(612)	(500)
Restructuring charges	665	254	1,001	919	1,001
Non-GAAP operating expenses	$5,173	$5,941	$7,447	$11,114	$14,953
Non-GAAP operating loss	$(3,116)	$(2,178)	$(4,897)	$(5,294)	$(10,227)

GAAP net loss	$(3,787)	$(3,107)	$(5,997)	$(6,894)	$(12,080)
Add:
Amortization of purchase accounting intangibles	33	32	78	65	156
Stock-based compensation	432	574	386	1,006	918
Reversal of accrued royalties and other	(433)	(179)	(442)	(612)	(500)
Restructuring charges	665	254	1,001	919	1,001
Non-GAAP net loss	$(3,090)	$(2,426)	$(4,974)	$(5,516)	$(10,505)

Non-GAAP basic net loss per share	$(0.07)	$(0.07)	$(0.16)	$(0.13)	$(0.34)
Basic shares used to calculate non-GAAP net loss per share	45,961	36,873	31,617	41,417	31,151